Exhibit 99.2

GUARANTY AND INDEMNIFICATION AGREEMENT

This Agreement made this 15th day of February, 2008 by and between nFinanSe Inc., a Nevada corporation having a headquarters address at 3923 Coconut Palm Drive, Suite 107, Tampa, FL  33619-1356, on behalf of itself and its wholly owned subsidiary, nFinanSe Payments Inc., (“nFinanSe”), and Jeffrey Porter, an individual having an address at 300 Drakes Landing Road, Suite 175, Greenbrae, CA 94904-3124 (“Guarantor”).

WHEREAS, nFinanSe is applying for licensure in 44 states and Washington, D.C., to be licensed as a money transmitter; and

WHEREAS, each state in which nFinanSe seeks licensure requires a bond; and

WHEREAS, the bonds are initially set at an aggregate amount of $7,191,000; and

WHEREAS, the bonding company, International Fidelity Insurance Company (“Surety”), has required that the bonds be collateralized at approximately 25% of the face amount of the bonds; and

WHEREAS, nFinanSe has obtained a letter of credit (the “Letter of Credit”) in favor of the bonding company with National Penn Bank (“Bank”); and

WHEREAS, Bank has required nFinanSe to provide acceptable guaranty or place other acceptable collateral with the Bank in the face amount of the letter of credit (the “Collateral”); and

WHEREAS, nFinanSe has requested of Guarantor to, and Guarantor has agreed to, place the Collateral on deposit with the Bank in exchange for the promises contained herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Guaranty.  Guarantor hereby agrees to place Collateral in the amount of One Million dollars ($1,000,000) on deposit with Bank in order to secure a portion of the Letter of Credit and to execute all documents required by Bank to cause such Collateral deposit to operate as security for nFinanSe’s obligations on the Letter of Credit.

2. Consideration. In consideration for Guarantor’s agreement to provide the Collateral and to execute the Bank documents, nFinanSe hereby agrees to pay to Guarantor a quarterly sum equal to 2% of the amount of the Collateral, in arrears, payable in cash on or before the 15th day of the month following the quarter in which it is earned.

Pro rata payments will be made for any quarter in which either the Collateral is held by Bank for less than the full quarter or in the event there is an adjustment in the amount of the Collateral in any quarter.  Payments will be made to the address directed by Guarantor.

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3. Indemnification.

(a) Collateral Event.  In the event that Bank, for any reason, draws upon the Collateral or provides notice to Guarantor of its intent to draw upon the Collateral (an “Event”), Guarantor will provide immediate notice to nFinanSe of such Event.  nFinanSe shall, within 10 days of the receipt of such notice from Guarantor, do one of the following, at its discretion:

i. Pay directly to Bank any sum sought by Bank; or

ii. Provide such additional collateral to Bank to prevent Bank from drawing upon the Collateral; or

iii. In the event that Bank draws upon the Collateral, pay to Guarantor any sum drawn plus an amount equal to 5% of the sum drawn as a penalty.

(b) Hold Harmless. nFinanSe agrees to protect, indemnify and hold harmless Guarantor and his heirs, successors and assigns from and against all claims, actions of any nature arising from this Agreement, including, but not limited to any loss of the Collateral.

4. Term and Termination.

(a) Term.  This Agreement shall be for the term beginning on the date hereof and terminating on February 15, 2009 and shall automatically renew for an additional six (6) months unless terminated as otherwise provided herein.

(b) Replacement. At least fourteen days prior to the Letter of Credit expiration, nFinanSe hereby agrees to post acceptable collateral to replace the Collateral of the Guarantor or to replace the Letter of Credit with a new letter of credit acceptable to Surety and have the Letter of Credit promptly returned to the Bank by Surety.

(c)   Termination Without Cause.   nFinanSe may terminate this Agreement upon 180 days notice to the Guarantor. In the event that nFinanSe is able to secure a guaranty agreement or other opportunity to obtain Collateral that the Board of Directors of nFinanSe concludes is more favorable to nFinanSe than this Agreement, nFinanSe may terminate this agreement upon 30 days notice to Guarantor.

(d) Termination for Cause. Either party may terminate this Agreement for breach of the Agreement, upon 30 days notice with right to cure.

5. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission, telexed or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

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If to nFinanSe, to:
3923 Coconut Palm Drive
Suite 107
Tampa, FL  33619-1356

If to Guarantor, to:
300 Drakes Landing Road
Suite 175
Greenbrae, CA 94904-3124

or to such other address as such party shall have specified by notice in writing to the other parties.

(b) Governing Law. This Agreement has been negotiated and prepared and will be performed in the State of Florida, and the validity, construction and enforcement of, and the remedies under, this Agreement shall be governed in accordance with the laws of the state of Florida (except any choice of law provisions of Florida law shall not apply if the law of a state or jurisdiction other than Florida would apply thereby).

(c) Venue: Process. The parties to this Agreement agree that jurisdiction and venue shall properly lie in the Thirteenth Judicial Court of the State of Florida, in and for Hillsborough County, Florida, or in the United States District Court for the Middle District of Florida, with respect to any legal proceedings arising from this Agreement. The parties further agree that the mailing of any process shall constitute valid and lawful process against them and further agree to bring all legal proceedings arising under this Agreement only in the courts listed above.

(d) Attorneys' Fees and Costs. Should any party employ an attorney or attorneys to enforce any provision(s) hereof, or to protect its interest in any matter involving, arising out of, or otherwise related to this Agreement, the prevailing party (in the event that litigation ensues) shall be entitled to recover from the nonprevailing party all reasonable fees and costs, charges, and expenses incurred, including reasonable attorneys' fees and costs expended in connection therewith, whether from the initial request for redress through trial, appeal, and collection.

(e) Waiver of Compliance: Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing to the addresses set forth in Article 5(a) herein.

(f) Severability. If any provision or portion of this Agreement shall become invalid or unenforceable for any reason, there shall be deemed to be made such minor changes in such provision or portion as are necessary to make it valid or enforceable. The invalidity or unenforceability of any provision or portion hereof shall not affect the validity or enforceability of the other provisions or portions hereof.

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(g) Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations of either party hereto shall be assigned without the other party’s prior written consent, which consent shall not be unreasonably withheld.  Upon the death of Guarantor, this Agreement shall be assignable to the estate of Guarantor without approval nFinanSe.

(h) Amendment. No amendment to this Agreement shall be effective unless it is in writing, attached to, or made a part of this Agreement and is executed by a duly authorized representative of the party against whom enforcement of such Amendment is being sought.

(i) Gender and Number. All words or terms used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. “Hereof”, “herein”, and “hereunder” and words of similar import shall be construed to refer to this Agreement as a whole, and not to any particular article, section, paragraph or provision, unless expressly so stated.

(j) Entire Agreement. This Agreement, including any schedules hereto, upon the full and complete execution thereof, and any other documents, certificates and instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such transactions.

(k) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(l) Titles. Titles or headings are not part of this Agreement and shall have no effect on the construction or legal effect of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

nFinanSe Inc.
By:	/s/ R. P. Springer
As Its:	EVP

Guarantor
By:	/s/ Jeffrey Porter
Jeffrey Porter

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